Exhibit 32

On July 9, 2004, the Chief Executive Officer and Chief Financial Officer of Exult, Inc. (the “Company”) provided a written statement accompanying the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. A copy of that written statement is set forth below as Exhibit 32. The information in Exhibit 32 shall not be deemed “filed” under the Securities Exchange Act of 1934 or otherwise subject to liabilities thereunder. Furthermore, the information in Exhibit 32 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF EXULT, INC. PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This statement, dated July 9, 2004, is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), and accompanies the Amendment No. 1 to Annual Report on Form 10-K/A filed by Exult, Inc. (the “Issuer”) with the Securities and Exchange Commission for the year ended December 31, 2003 (the “Report”).

We hereby certify that, to our knowledge, (a) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

This statement is given in our capacities as Chief Executive Officer and Chief Financial Officer, respectively, of Exult, Inc.

/s/ JAMES C. MADDEN, V
James C. Madden, V Chief Executive Officer

/s/ JOHN A. ADAMS
John A. Adams Chief Financial Officer